Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of our reports dated February 28, 2018, relating to the consolidated financial statements of The E.W. Scripps Company and subsidiaries, and the effectiveness of The E.W. Scripps Company and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of The E.W. Scripps Company for the year ended December 31, 2017.
Form S-8:
333-27621

333-89824

333-125302

333-27623

333-40767

333-120185

333-151963

333-167089

333-207857

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
February 28, 2018